Contract of Permission for Operating the Business
                       of Selling Merchandize and Souvenir
                        at Bangkok International Airport


                                                          Contract No. 6-01/2541





This contract is made at Airports Authority of Thailand on 2 October 1997 between Airports Authority of Thailand, represented by Group Captain Panya Siangcharoen, Deputy Governor, Acting Governor of Airports Authority of Thailand, hereinafter called "AAT" of one part, and J.M.T. Group Co., Ltd., registered as a juristic person Company Limited under the Civil and Commercial Code, with the head office at 189/58 Soi Wat Daowadung, Somdej Phra Pinklao Road, Kwang Bang Yee Khan, Khet Bangkok Noi, Bangkok, represented by Mr. Viratana Suntaranond, the authorized person to enter juristic act binding J.M.T. Group Co., Ltd. according to the Certificate No. SorOr. 0092543 dated 16 July 1997 issued by the Office of Partnership/Company Registration, Bangkok, hereinafter called "the Company" of the other part.


Whereas Airports Authority of Thailand is desirous to have private sector participate in or operate the business of selling merchandize and souvenir at Bangkok International Airport and the Company is competent and desirous to participate in or operate the said business.


Therefore, both parties agree to enter into a contract, as follows




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1.   Business Operation


     AAT agrees to give permission and the Company agrees to receive the permission to operate the business of selling merchandize and souvenir at Bangkok International Airport under the terms and conditions of this contract, including the Annexes, for a period of five years, from 1 April 1998 to 31 March 2003.


2.   Fee, Remuneration, Tax & Duty, Miscellaneous Expenses and Method of Payment


     2.1 The Company agrees to pay a fee for entering into the contract and remuneration for receiving permission to operate the business under this contract to AAT, as follows


          2.1.1 Fee for entering into the contract, Baht 8,334.- (Eight Thousand Three Hundred Thirty-Four Baht), not including value added tax.


          2.1.2 Regarding remuneration for receiving permission to operate the business under this contract, the Company agrees to make monthly payment to AAT in advance by the 5th of every month:


                - The first year, from 1 April 1998 to 31 March 1999, Baht 46,500,000.(Forty-Six Million Five Hundred Thousand Baht) per month


                - The second year, from 1 April 1999 to 31 March 2000, Baht 48,825,000.- (Forty-Eight Million Eight Hundred TwentyFive Thousand Baht) per month


                - The third year, from 1 April 2000 to 31 March 2001, Baht 51,266,250.(Fifty-One Million Two Hundred Sixty-Six Thousand Two Hundred Fifty Baht) per month


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                -   The fourth  year,  from I April 2001 to 31 March 2002,  Baht
                    54,342,225.(Fifty-Four   Million  Three  Hundred   Forty-Two
                    Thousand Two Hundred Twenty-Five Baht) per month


                - The fifth year, from 1 April 2002 to 31 March 2003, Baht 57,602,758.50 (Fifty-Seven Million Six Hundred and Two Thousand Seven Hundred Fifty-Eight Baht) per month


               The said remuneration does not include value added tax, for which the Company has the duty to pay at the rate stipulated by law.


2.2 The Company shall be responsible for payment of taxes and/or miscellaneous expenses incurred from business operation under this contract at the rate stipulated by law and/or Airports Authority of Thailand's directive.


2.3 All payment under this contract shall be made to Finance Division, Finance Department, of the Lessor. After the Lessee has made payment to the Lessor, the Lessor shall issue a receipt to the Lessee as evidence. The receipt shall have the signatures of Director, Finance Division, Finance Department, of the Lessor or the designated person, jointly with cashier of Finance Division, Finance Department, or the designated person.


     If the Company is in default of payment, the Company shall pay a fine to AAT at a rate 1.5% (one point five) per month of outstanding amount. Fraction of a month shall be calculated as one month.


     This clause shall not impair AAT's rights to terminate the contract under Clause 5 and claim for damages.


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3.   Duties and Responsibilities of the Company


     3.1 The Company shall invest in renovation and acquire tools and equipment for operating the business under this contract.


     3.2 The Company shall not transfer the rights and duties under this contract to a third party; unless a written permission has been obtained from AAT first. However, the Company shall remain to be responsible for the rights and duties that have been transferred in all respects.


     3.3 The Company shall operate the business under this contract with expertise, caution and competence in accordance with the standard of operators in this particular business, whereby the Company shall take into account Airports Authority of Thailand's reputation and image.


     3.4 The merchandize and souvenir being sold shall be made in Thailand, and those made abroad shall have license for distribution in Thailand. The merchandize and souvenir shall be of the same quality as those being sold in leading department stores in Bangkok. The Company shall fix selling prices according to Annex A.


          If any merchandize and souvenir usually has warranty, the Company shall issue warranty certificate to the purchaser accordingly.


     3.5  It is prohibited for the Company to sell the following


          3.5.1   fresh, dry, artificial flowers


          3.5.2   fresh, dry, all kinds of preserved fruit and canned fruit


          3.5.3 all kinds of food such as fresh, dry, canned food, chocolate, spice and condiment, beverages


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          3.5.4   illegal item or not being permitted to hand carry onto
                  airplane


3.6 The Company shall have price tags visibly displayed, in Baht and other foreign currencies as deemed appropriate.


3.7 AAT reserves the right to notify the Company to change selling prices of the merchandize and souvenir if complaints have been received that such prices are too high.


3.8 The Company shall open the shop selling merchandize and souvenir daily, at least from 06.00 to 24.00 hrs.


     If the Company is desirous of changing the opening and closing time of the shop from time to time, a written permission must be obtained from AAT first.


3.9 The Company shall oversee the staff or employees or the persons whom the Company have appointed, assigned, hired or asked to perform various works in the business operation to dress in neat uniforms. Especially, the staff and employees who sell merchandize and souvenir shall pin their name tags and perform their duties politely and with good manner.


3.10 In operating the business under this contract, if any damage occurred to the property or reputation of AAT, whether by any action of the Company or the person whom the Company have appointed, assigned, hired or asked to perform various works in the business operation, the Company shall be responsible for making compensation for the said damage.


3.11 The Company shall facilitate staff of AAT, who have been appointed or assigned to oversee the Company's business under this contract, to have access to the premises or documents related thereto from time to time during reasonable hours.


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4.   Performance Guarantee


     The Company shall submit cash or the Letter of Guarantee of a domestic bank for Baht 288,013,793.- (Two Hundred Eighty-Eight Million Thirteen Thousand Seven Hundred NinetyThree Baht) to AAT not less than 90 days prior to commencement of the business under this contract as security for performance according to the contract.


     The said security shall have the validity throughout the period the Company is liable under this contract. AAT shall return it after the Company has been relieved from all obligations under this contract.





5.   Right to Terminate the Contract of AAT and the Company


     5.1 AAT or the Company may exercise the right to terminate the contract prior to the expiration date; provided that a written notice shall be given to the other party at least 30 (thirty) days in advance.


          In the case where AAT terminates the contract, the Company has no right to claim for any damages or expenses from AAT. In the case where the Company terminates the contract, AAT reserves the right to collect the remuneration and damages incurred from the Company until a new business operator shall take over the Company's business.


     5.2 If there is reasonable grounds to believe that the Company shall not be able to operate the business under this contract successfully or the Company is in breach of any clause of the contract, AAT has the right to terminate this contract and permit a third party to operate the business thereafter. Furthermore, the Company shall be responsible for paying damages to AAT as well.


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6.   Miscellaneous


     6.1 All Annexes shall be deemed part of this contract. Any statement in the Annexes contradicts with this contract, the contract shall prevail. In case of a contradiction among the Annexes, the Company agrees to comply with AAT's decision with no dispute.


           Annex 1 Details of Business Operation of Selling Merchandize and Souvenir, three pages

           Annex 2 Documentary evidence of registration as a juristic person of the Company and document showing authorization to sign on behalf of the Company


     6.2 In case of any dispute arisen in connection with this contract between AAT and the Company, both parties agree that the case shall be presented to the court in Bangkok.


 This contract is made in duplicate. Both parties, having read and understood it entirely, hereunder sign their names and affix seal (if any) in the presence of witnesses and each retaining one copy.





                            AAT                Business Operator


  (Signed) Group Captain                   (Signed)
                    (Panya Siangcharoen)            (Mr. Viratana Suntaranond)


                    Witness                         Witness


  (Signed)                                 (Signed)
          (Miss Chanalai Chayakun)                  (Miss Chadaporn Punpotong)